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                                                                   EXHIBIT 10.36

                           CHANGE IN CONTROL AGREEMENT

         THIS CHANGE IN CONTROL AGREEMENT is entered into as of March 28, 2003, by and between _____________ (the "Executive") and Superconductor Technologies Inc., a Delaware corporation (the "Company").

         As of the effective date of this Agreement, Executive will continue to serve as an at-will employee of the Company in his present position. In the Event of a Change of Control, Executive will have such authority and responsibilities as may be assigned to him by the Board of Directors of the acquiring company. Executive's office will continue to be located in the Santa Barbara, California area and Executive's duties shall primarily be performed there. Executive will continue to earn an annual base salary of _____________ (subject to adjustment in accordance with Company's policy, but, effective upon the occurrence of a Change in Control), which shall cover all hours worked, payable in the time and manner that salary is paid by the Company to employees generally, and subject to required tax withholding. Executive will continue to be eligible to receive a bonus in accordance with Company's policy.

1. Definitions. The following definitions shall apply for all purposes under this Agreement:

         (a) Change in Control. "Change in Control" means the occurrence of any of the following events on or after the effective date of this Agreement:

                  (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, other than the following persons:

                                    (A)      the Company,

                                    (B)      a subsidiary of the Company,

                                    (C)      a Company employee benefit plan,
                                             including any trustee of such plan
                                             acting as trustee, or

                                    (D)      any person who, as of the effective
                                             date of this Agreement, has
                                             publicly disclosed in filings with
                                             the Securities and Exchange
                                             Commission the beneficial ownership
                                             of more than 5% of the combined
                                             voting power of the Company's
                                             outstanding securities entitled to
                                             vote generally in the election of
                                             directors;

                  (ii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding

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                           immediately after such merger or consolidation, or
                           the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets;.

                  (iii) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
                           (A) are directors of the Company as of the effective date of this Agreement, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

                  (iv) The sale, transfer or other disposition of all or substantially all of the Company's assets; or

                  (v) The stockholders of the Company approve the dissolution or liquidation of the Company;

                  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         (b) Cause. "Cause" means the occurrence of any of the following events on or after the effective date of this Agreement:

                  (i) Executive's intentional unauthorized use or disclosure of the confidential information or trade secrets of the Company;

                  (ii) Executive's conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof; or

                  (iii) Executive's intentional failure to perform assigned duties after receiving written notification from his superior and Executive's failure to correct such deficiencies within ten (10) days after receiving such written notification.

         (c) Disability. "Disability" shall mean that, on or after the effective date of this Agreement, the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         (d) Good Reason. "Good Reason" shall mean that, on or after the effective date of a Change in Control, the Executive (without Executive's written consent):

                  (i) Has incurred a material reduction in his or her authority or responsibility in comparison to the Executive's authority or responsibility prior to the public announcement of the Change in Control;

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                  (ii)     Has incurred one or more reductions in his or her
                           "total compensation" which is defined as follows:

                           (A) a reduction of more than 10% in base salary unless it occurs in connection with a restructuring or other cost-cutting measure as evidenced by a comparable reduction in the base salary of all executive officers or

                           (B) a reduction of more than 20% in the target annual bonus percentage of base salary unless it occurs in connection with a restructuring or other cost-cutting measure as evidenced by a comparable reduction in the target annual bonus percentage of all executive officers; or

                  (iii) Has been notified that his or her principal place of work will be relocated by a distance of 50 miles or more.

         For purposes of this Agreement, "base salary" shall mean the Executive's annualized base salary as set forth above and as may be subsequently adjusted upward for increases and "executive officer" shall have the meaning set forth in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

2.       Severance Payment and Equity Compensation.

         (a) The Executive shall be entitled to receive a severance payment from the Company (the "Severance Payment") if within the first twenty-four (24) month period after the occurrence of a Change in Control, either:

                  (i) The Executive voluntarily resigns his or her employment for Good Reason within sixty (60) days after the Executive becomes aware of the occurrence of an event specified in Section 1(d); or

                  (ii) The Company terminates the Executive's employment for any reason other than Cause, death or Disability.

         For all purposes under this Agreement, the amount of the Severance Payment shall be equal to 1.5 times the Executive's annual base salary, as in effect on the date of the termination of Executive's employment.

         If Executive is entitled to a Severance Payment, then such Severance Payment shall be made in monthly substantially equal cash pro-rata payments on the first business day of each month over a 18-month period until the Severance Payment is paid in full. The first such monthly payment shall be paid in the month immediately following the date Executive becomes entitled to a Severance Payment. Except as may be provided under Sections 2(b) and 2(c), the Severance Payment shall be in lieu of any other post-termination of employment payments.

         (b) Incentive Programs. If the Executive is entitled to a Severance Payment under Section 2(a) and notwithstanding anything to the contrary in any stock option or stock appreciation right (SAR) plans or agreements, then (i) the Executive shall become immediately fully vested in all of his/her outstanding stock options, SARs, warrants, restricted stock, phantom stock or similar plans or agreements of the Company and (ii) the Executive (or his/her personal representative if applicable) shall be permitted to exercise any of his/her vested stock options/SARs until the earlier

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of (i) five (5) years after Executive's termination of employment or (ii) the term of such unexercised stock options, warrants or SARs or (iii) ninety days following the date that Executive becomes an employee of any of the Competing Companies (as defined below) if such other employment commenced within 24 months after Executive's termination of employment with the Company. For purposes of this Section 2(b), the "Competing Companies" are: ISCO International, Inc., DuPont Superconductivity (a subsidiary of DuPont Corporation), CryoDevices, Inc. and any other company (including, without limitation, any affiliates of the foregoing) engaged in the development, manufacture or sale of cryogenic receiver front-end devices for communications.

         (c) Insurance Coverage. If the Executive is entitled to a Severance Payment under Section 2(a), the Company shall pay for any group health continuation coverage that the Company is otherwise required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") and for term life insurance, in both cases on the same terms then available to other executives subject to applicable caps (with respect to life insurance, based on Executive's base salary in effect on the effective date of this Agreement) until earlier of the date that (i) the Executive becomes covered by comparable health coverage and/or life insurance coverage, as applicable, offered by another employer, or (ii) is 18 months after the date upon which the Executive becomes entitled to a Severance Payment under Section 2(a).

         (d) Mitigation. Except as may be expressly provided elsewhere in this Agreement, the Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 2 (whether by seeking new employment or in any other manner). No such payment shall be reduced by earnings that the Executive may receive from any other source.

         (e)      Conditions. All payments and benefits provided under this
Section 2 are conditioned on Executive's continuing compliance with this Agreement and the Company's policies and Executive's execution of a release of claims and covenant not to sue substantially in the form provided in Exhibit A upon termination of employment.

3.       Tax Effect of Payments.

         (a) Excise Taxes. In the event that it is determined that any payment or distribution of any type to or for the benefit of the Executive made by the Company, by any of its affiliates, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code")) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then such payments or distributions shall be limited to such amount which would result in no portion of the payments or distributions being subject to the Excise Tax.

         (b) Determination by Auditors. All mathematical determinations and all determinations of whether any of the Total Payments are "parachute payments" (within the meaning of section 280G of the Code) that are required to be made under this Section 3, shall be made by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors"), who shall provide their determination (the "Determination"), together with detailed supporting calculations regarding the amount of any relevant matters, both to the Company and to the Executive within seven (7) business days of the Executive's termination date, if applicable, or such earlier time as is requested by the Company or by the Executive. The Auditors shall furnish

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the Executive with a written statement that such Auditors have concluded that no
Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on the Executive's federal income tax return. Any determination by the Auditors shall be binding upon the Company and the Executive, absent manifest error. The Company shall pay the fees and costs of the Accountants.

4.       Successors.

         (a) Company's Successors. Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, shall be obligated to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession.

         (b) Executive's Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

5.       Miscellaneous Provisions.

         (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (c) Whole Agreement. This Agreement contains all the legally binding understandings and agreements between Executive and the Company pertaining to the subject matter of this Agreement and supersedes all such agreements, whether oral or in writing, previously entered into between the parties

         (d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

         (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

         (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

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         (g)      Arbitration. Any controversy or claim arising out of or
relating to this Agreement, or the breach thereof, shall be settled by arbitration in San Francisco in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be permitted to the same extent as in a proceeding under the Federal Rules of Civil Procedure, including (without limitation) such discovery as is specifically authorized by section 1283.05 of the California Code of Civil Procedure, without need of prior leave of the arbitrator under section 1283.05(e) of such Code. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrator and such Association and attorney fees shall be paid as determined by the arbitrator.

         (h) No Assignment. The rights of Executive to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (h) shall be void.

         (i) Nondisparagement; Confidentiality. On effective date of this Agreement and thereafter, Executive agrees that he/she will not disparage the Company or its directors, officers, employees, predecessor, successors or assigns in any written or oral communications to any third party. Executive further agrees that he/she will not direct anyone to make any disparaging oral or written remarks to any third parties. During Executive's employment and following Executive's termination of employment, Executive agrees to not intentionally use or disclose the confidential information or trade secrets of the Company.

         (j) Nonsolicit. During the Executive's employment with Company, the Executive shall not, directly or indirectly, either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender, or in any other capacity whatsoever, of any person, firm, corporation or partnership induce or attempt to induce any person who at the time of such inducement is an employee of Company to perform work or service for any other person or entity other than Company.

         (k) Nondisclosure. Notwithstanding any requirement that the Company may have to publicly disclose the terms of this Agreement pursuant to applicable law or regulations, Executive agrees to use reasonable efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Agreement Information"). Executive also agrees to take every reasonable precaution to prevent disclosure of any Agreement Information to third parties, except for disclosures required by law or absolutely necessary with respect to Executive's family members or personal advisors who shall also agree to maintain confidentiality of the Agreement Information.

         (l) Notice of Employment. During Executive's employment and for 18 months after Executive's termination of employment, Executive will promptly notify the Company in writing if Executive becomes (or agrees to become) an employee of any other employer. Such notice shall include the name of the other employer and the date of commencement of employment.

6. Effective Date and Term of Agreement. This Agreement is effective on the date first written above and shall continue in effect until the Company shall have given Executive three (3) years' written notice of cancellation; provided, that, notwithstanding the delivery of any such notice, this Agreement shall continue in effect for a period of three (3) years after a Change in Control, if such Change in Control shall have occurred during the term of this Agreement. Except as provided in

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the next paragraph, this Agreement shall terminate if Executive's employment is terminated prior to a Change in Control.

This Agreement shall remain effective if, in connection with an impending Change in Control that is actually consummated, the Company terminates the Executive's employment for any reason other than Cause, death or Disability or the Executive voluntarily resigns for Good Reason. The Company's Board shall determine in good faith whether such a termination or resignation is occurring in connection with an impending Change in Control. However, such a termination or resignation shall in any event be deemed to be in connection with an impending Change in Control if such termination or resignation (i) is required by the merger agreement or other instrument relating to such Change in Control or (ii) is made at the express request of the other party (or parties) to the transaction constituting such Change in Control.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                    EXECUTIVE:

                                    ____________________________________________

                                    COMPANY:

                                    ____________________________________________
                                    By: John D. Lockton
                                    As Its: Chairman of the Board

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                                    EXHIBIT A

                Form of Release of Claims and Covenant Not To Sue

In consideration of the payments and other benefits that Superconductor Technologies Inc. (the "Company") is providing to _________________ ("Executive") under the Change in Control Agreement entered into by and between Executive and the Company, dated _________, 2003, the Executive, on his/her own behalf and on behalf of Executive's representatives, agents, heirs and assigns, waives, releases, discharges and promises never to assert any and all claims, demands, actions, costs, rights, liabilities, damages or obligations of every kind and nature, whether known or unknown, suspected or unsuspected that Executive ever had, now have or might have as of the date of Executive's termination of employment with the Company against the Company or its predecessors, parent, affiliates, subsidiaries, stockholders, owners, directors, officers, employees, agents, attorneys, insurers, successors, or assigns (including all such persons or entities that have a current and/or former relationship with the Company) for any claims arising from or related to Executive's employment with the Company, its parent or any of its affiliates and subsidiaries and the termination of that employment.

These released claims also specifically include, but are not limited to, any claims arising under any federal, state and local statutory or common law, such as (as amended and as applicable) Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Family Medical Leave Act, the Equal Pay Act, the Fair Labor Standards Act, the Industrial Welfare Commission's Orders, the California Fair Employment and Housing Act, the California Constitution, the California Government Code, the California Labor Code and any other federal, state or local constitution, law, regulation or ordinance governing the terms and conditions of employment or the termination of employment, and the law of contract and tort and any claim for attorneys' fees.

Furthermore, the Executive acknowledges that this waiver and release is knowing and voluntary and that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive acknowledges that there may exist facts or claims in addition to or different from those which are now known or believed by Executive to exist. Nonetheless, this Agreement extends to all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected, past or present. Executive also expressly waives the provisions of California Civil Code section 1542, which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him/her must have materially affected his settlement with the debtor." With respect to the claims released in the preceding sentences, the Executive will not initiate or maintain any legal or administrative action or proceeding of any kind against the Company or its predecessors, parent, affiliates, subsidiaries, stockholders, owners, directors, officers, employees, agents, successors, or assigns (including all such persons or entities that have a current or former relationship with the Company), for the purpose of obtaining any personal relief, nor assist or participate in any such proceedings, including any proceedings brought by any third parties (except as otherwise required or permitted by law). The Executive further acknowledges that he/she has been advised by this writing that:

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                  -        he/she should consult with an attorney prior to
                           executing this release;

                  - he/she has at least twenty-one (21) days within which to consider this release;

                  - he/she has up to seven (7) days following the execution of this release by the parties to revoke the release; and

                  -        this release shall not be effective until such seven
                           (7) day revocation period has expired.

Executive agrees that the release set forth above shall be and remain in effect in all respects as a complete general release as to the matters released.

EXECUTIVE

__________________________________            Date:_____________________________

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